UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

The McClatchy Company
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On May 18, 2011, The McClatchy Company (the “Company”) announced the promotion of Mark Zieman, 50, to the position of Vice President, Operations effective May 31, 2011.  Mr. Zieman is filling the position left vacant as a result of the previously announced retirement of Frank Whittaker on May 27, 2011.  Mr. Zieman, who most recently was the publisher of The Kansas City Star, will oversee 13 daily newspapers and their affiliated operations in seven states, primarily in the Midwest and Southeast. These include the (Columbus) Ledger-Enquirer, The (Macon) Telegraph, the Belleville News-Democrat, The Wichita Eagle, the (Biloxi) Sun Herald, The Kansas City Star, The Charlotte Observer, The (Raleigh) News & Observer, The Beaufort Gazette, The (Rock Hill) Herald, The (Hilton Head) Island Packet, The (Columbia) State and The (Myrtle Beach) Sun News.  Mr. Zieman was named president and publisher of The Kansas City Star in 2008.  From 1997 to 2008, he served as the newspaper’s editor and vice president.  Prior to that, Mr. Zieman was an investigative reporter from 1986 to 1989 where he rose through the newsroom management. He became projects editor in 1989, managing editor in 1992 and was named editor in 1997.

In connection with Mr. Zieman’s new position, the Compensation Committee of the Board of Directors of the Company has approved the following compensation specifically related to Mr. Zieman’s promotion:

•	An annual base salary of $500,000 effective May 31, 2011; and
•
A 2011 annual incentive compensation target award of 70% of Mr. Zieman’s annual base salary, subject to certain performance conditions and to the terms and conditions of the Company’s Management by Objective Plan, which is included as Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed on March 24, 2000.

In connection with his appointment as a principal operating officer of the Company, Mr. Zieman will enter into the Company’s standard form of Indemnification Agreement for executive officers, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on May 23, 2005.  There is no arrangement or understanding between Mr. Zieman and any other persons pursuant to which he was selected as a principal operating officer. There are no related party transactions between the Company and Mr. Zieman reportable under Item 404(a) of Regulation S−K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (the “Meeting”) on May 18, 2011.  As of the applicable record date of March 22, 2011, there were outstanding 60,334,574 shares of Class A Common Stock and 24,800,962 shares of Class B Common Stock.  Shares representing 84.8% of the voting power of the Company were represented at the Meeting in person or by proxy.  At the Meeting the stockholders: (i) elected the Company’s Class A and Class B directors for the ensuing year; (ii) ratified the selection of Deloitte & Touche LLP as the Company’s independent auditors for 2011; (iii) approved, on an advisory, non-binding basis, the Company’s executive compensation (“Say on Pay”); and (iv) approved, on an advisory, non-binding basis, the triennial frequency of Say on Pay votes.

2

The voting results were as follows:

1.	Election of Directors
		FOR	WITHHELD	BROKER NON -VOTES

	Class A Common Stock

	Elizabeth Ballantine	23,233,405	438,260	14,312,422
	Kathleen Foley Feldstein	23,256,576	415,089	14,312,442
	S. Donley Ritchey	23,222,856	448,809	14,312,442

	Class B Common Stock

	Leroy Barnes, Jr.	22,350,467	-0-
	Molly Maloney Evangelisti	22,350,467	-0-
	Brown McClatchy Maloney	22,350,467	-0-
	William B. McClatchy	22,350,467	-0-
	Kevin S. McClatchy	22,350,467	-0-
	Theodore R. Mitchell	22,350,467	-0-
	Gary B. Pruitt	22,350,467	-0-
	Frederick R. Ruiz	22,350,467	-0-

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2.	Ratification of Deloitte & Touche LLP as independent auditors for 2011	26,126,987	17,985	3,906	-0-

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3.	Advisory Say on Pay vote	23,972,424	49,452	695,758	1,431,244

		EVERY 1 YEAR (ANNUAL)	EVERY 2 YEARS (BIENNIAL)	EVERY 3 YEARS (TRIENNIAL)	ABSTAIN	BROKER NON-VOTES
4.	Advisory vote on the frequency of Say on Pay votes	791,622	12,087	23,216,261	697,664	1,431,244

The Board of Directors has considered the advisory vote by the stockholders on the frequency of the Say on Pay vote and has determined to adopt the stockholders’ recommendation that a Say on Pay vote be held once every three years.  The Company is required to hold votes on the frequency of the Say on Pay vote every six years.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 20, 2011	The McClatchy Company

/s/ Karole Morgan-Prager
	By:	Karole Morgan-Prager,
Vice President, General Counsel & Corporate Secretary

4